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                            STERLING SOFTWARE, INC.                EXHIBIT 11(b)
                       COMPUTATION OF EARNINGS PER SHARE
                       THREE MONTHS ENDED JUNE 30, 1993
                 (in thousands, except per share information)


                                                                         Fully
                                                            Primary     Diluted
                                                            -------     -------
Earnings:
  Earnings applicable to common stockholders..............  $ 5,030     $ 5,030
  Add:  Interest expense on amounts outstanding for the
          5 3/4% Convertible Subordinated Debentures (net
          of applicable income taxes).....................      208       1,031
        Interest expense on use of proceeds from assumed
          conversion of options and warrants to pay off
          amounts outstanding on Systems Center, Inc.
          line of credit (net of applicable income taxes).                  217
                                                            -------     -------
                                                            $ 5,238     $ 6,278
                                                            =======     =======
Shares:
  Weighted average of shares outstanding..................   17,510      17,510
  Add common shares issued on assumed exercise of options
    and warrants.........................................     6,345       6,345
   Less common shares assumed repurchased................    (3,513)     (3,513)
                                                            -------     -------

                                                             20,342
                                                            =======
Common shares issued on assumed conversion of 5 3/4%
  Convertible Subordinated Debentures.....................                4,056
                                                                        -------

                                                                         24,398
                                                                        =======
Earnings per common share:
  Primary.................................................     $.26
                                                            =======
  Fully diluted...........................................                 $.26
                                                                        =======